As filed with the Securities and Exchange Commission on April 15, 2004
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            MDU RESOURCES GROUP, INC.
             (Exact name of registrant as specified in its charter)
                Delaware                                  No. 41-0423660
      (State or other jurisdiction                       (I.R.S. Employer
           of incorporation or                         Identification No.)
              organization)

                               Schuchart Building
                      918 East Divide Avenue, P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
          (Address of principal executive offices, including zip code)

                           --------------------------

                            MDU RESOURCES GROUP, INC.
                                 1997 Executive
                            Long-Term Incentive Plan
                            (Full title of the plan)

                           --------------------------

            Martin A. White                        Warren L. Robinson
        Chairman of the Board,             Executive Vice President and Chief           Elizabeth W. Powers, Esq.
 President and Chief Executive Officer             Financial Officer             LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       MDU Resources Group, Inc.               MDU Resources Group, Inc.                  125 West 55th Street
          Schuchart Building                       Schuchart Building                   New York, New York 10019
 918 East Divide Avenue, P.O. Box 5650   918 East Divide Avenue, P.O. Box 5650               (212) 424-8000
   Bismarck, North Dakota 58506-5650       Bismarck, North Dakota 58506-5650
            (701) 222-7900                           (701) 222-7900

                    (Name, address and telephone number, including area code, of agents for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                  Proposed maximum       Proposed maximum
  Title of securities         Amount to be         offering price       aggregate offering          Amount of
    to be registered         registered(1)          per share(2)             price(2)           registration fee
----------------------------------------------------------------------------------------------------------------
     Common Stock,          6,000,000 shares           $23.43              $140,580,000           $17,811.49(3)
    $1.00 par value
----------------------------------------------------------------------------------------------------------------
    Preference Share        6,000,000 rights             --                     --                   -- (4)
    Purchase Rights
================================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on April 12, 2004, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

(3) MDU Resources Group, Inc.'s account with the Securities and Exchange Commission has a credit of $17,011.52, which should be applied against the registration fee.

(4) Since no separate consideration is paid for the preference share purchase rights, the registration fee for such securities is included in the fee for the common stock. The value attributable to the rights, if any, is reflected in the market price of the common stock.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     We incorporate by reference in this registration statement the following documents we have filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended:

     1. MDU Resources' Annual Report on Form 10-K for the year ended December 31, 2003, filed February 27, 2004 (SEC File No. 1-3480);

     2. MDU Resources' Registration Statement on Form 8-A, filed September 21, 1994, Amendment No. 1 thereto, filed March 23, 2000, Amendment No. 2 thereto, filed March 10, 2003 and Amendment No. 3 thereto, filed January 21, 2004 (SEC File No. 1-3480); and

     3. MDU Resources' Registration Statement on Form 8-A, filed November 12, 1998, and Amendment No. 1 thereto, filed March 23, 2000 (SEC File No. 1-3480).

     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.   Interests of Named Experts and Counsel.

     Paul K. Sandness, General Counsel and Secretary of the Company, whose opinion with respect to the common stock and rights is filed as Exhibit 5(a) hereto, is an officer of the Company and owns, as of April 7, 2004, approximately 3,510 shares of common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options.

     The consolidated financial statements and the related consolidated financial statement schedule for the years ended December 31, 2003 and 2002, incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the application of procedures relating to certain adjustments, disclosures and reclassifications of consolidated financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such adjustments, disclosures and reclassifications, specifically as it relates to adjustments resulting from the Company's October 29, 2003 stock split as described in Note 11; disclosures related to the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, as described in Note 3; reclassifications resulting in additional disclosures of revenues and operations and maintenance expenses in the consolidated financial statements as described in Note 1; and disclosures related to the Company's adoption of SFAS No. 143, Asset Retirement Obligations, as described in Note 9 to the consolidated financial statements; and an explanatory paragraph concerning the Company's changes in accounting for asset retirement obligations and goodwill), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule as of December 31, 2001 and for the year ended December 31, 2001 incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto (which express an unqualified opinion and/or include an explanatory paragraph relating to the adoption of a new accounting principle), and have been so incorporated in reliance upon the reports and upon the authority of that firm as experts in accounting and auditing in giving the reports. On February 14, 2002, we dismissed Arthur Andersen LLP as our independent public accounting firm, and on March 25, 2002, we hired Deloitte & Touche LLP as our independent auditors for the 2002 fiscal year. Since that time, Arthur Andersen LLP was convicted on federal charges of obstruction of justice, and in August 2002, Arthur Andersen LLP ceased performing auditing services worldwide. These events may materially and adversely affect the ability of Arthur Andersen LLP to satisfy all of its existing and future obligations, including claims under the federal securities laws. Accordingly, purchasers of common stock pursuant to the plan may be limited in their ability to recover damages from Arthur Andersen LLP for any claims that may arise out of Arthur Andersen LLP's audit of our financial statements. In addition, we were not able to obtain the consent of Arthur Andersen LLP as required by Section 7 of the Securities Act to the incorporation by reference of their reports on the audited financial statements and schedule into the registration statement. As a result of Arthur Andersen LLP not having provided a consent, the ability of purchasers of our common stock pursuant to the plan to assert claims and seek remedies against Arthur Andersen LLP may be limited with respect to their reports, particularly those remedies arising under Section 11 of the Securities Act.

Item 6.   Indemnification of Directors and Officers.

     The Company's Bylaws include the following provision:

     7.07 Indemnification of Officers, Directors, Employees and Agents;
Insurance.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

               Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

          (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

Item 8.   Exhibits.

    *4(a) Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3(a) to Amendment No. 1 to Registration Statement on Form S-3, on June 13, 2003 in Registration No. 333-104150.

    *4(b) By-laws of the Company, as amended to date, filed as Exhibit 3.3 to Amendment No. 2 to Form 8-A/A on March 10, 2003 in File No. 1-3480.

    *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A. (now, Wells Fargo Bank, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998 in File No. 1-3480.

    *4(d) Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, dated as of November 12, 1998, filed as Exhibit 4(e) to the Annual Report on Form 10-K for the year ended December 31, 2003, on February 27, 2004 in File No. 1-3480.

    *4(e) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and the Forty-sixth through Fiftieth Supplements thereto, between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) to Form S-3, on July 29, 1993 in Registration No. 33-66682; as Exhibits 4(e), 4(f) and 4(g) to Form S-8, on October 29, 1992 in Registration No. 33-53896; Exhibit 4(c)(i) to Form S-3, on November 7, 2000 in Registration No. 333-49472; and
          Exhibit 4(e) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

    *4(f) Indenture, dated as of December 15, 2003, between the Company and The
          Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

    *4(g) Officer's Certificate, dated as of December 23, 2003, establishing the
          Form and Certain Terms of the 5.98% Senior Notes due 2033, filed as
          Exhibit 4(g) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

    5(a)  Opinion of Paul K. Sandness, Esq., General Counsel to the Company.

    5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company.

    23(a) Consent of Deloitte & Touche LLP.

    23(b) Consent of Paul K. Sandness, Esq. (contained in opinion filed as
          Exhibit 5(a) hereto).

    23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in opinion filed as Exhibit 5(b) hereto).

    24    Power of Attorney (see signature pages).

--------------
*Incorporated herein by reference as indicated.

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report, dated January 23, 2002, in this Registration Statement on Form S-8, and the Company has dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act of 1933, as amended.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the agent for service named on the cover of this registration statement as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 14th day of April, 2004.

                                      MDU RESOURCES GROUP, INC.



                                      By: /s/ Martin A. White
                                          --------------------------------
                                          Martin A. White
                                          Chairman of the Board,
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                  Title                             Date
                   ---------                                  -----                             ----

/s/ Martin A. White                               Chief Executive Officer and            April 14, 2004
----------------------------------------------
Martin A. White                                            Director
(Chairman of the Board,
President and Chief Executive Officer)

/s/ Warren L. Robinson                             Chief Financial Officer               April 14, 2004
----------------------------------------------
Warren L. Robinson
(Executive Vice President
and Chief Financial Officer)


                                      II-9

                   Signature                                  Title                             Date
                   ---------                                  -----                             ----

/s/ Vernon A. Raile                                Chief Accounting Officer              April 14, 2004
----------------------------------------------
Vernon A. Raile
(Senior Vice President and
Chief Accounting Officer)

/s/ Harry J. Pearce                                     Lead Director                    April 14, 2004
----------------------------------------------
Harry J. Pearce

                                                           Director
----------------------------------------------
Bruce R. Albertson

/s/ Thomas Everist                                         Director                      April 14, 2004
----------------------------------------------
Thomas Everist

/s/ Dennis W. Johnson                                      Director                      April 14, 2004
----------------------------------------------
Dennis W. Johnson

/s/ Patricia L. Moss                                       Director                      April 14, 2004
----------------------------------------------
Patricia L. Moss

/s/ Robert L. Nance                                        Director                      April 14, 2004
----------------------------------------------
Robert L. Nance

/s/ John L. Olson                                          Director                      April 14, 2004
----------------------------------------------
John L. Olson

/s/ Homer A. Scott, Jr.                                    Director                      April 14, 2004
----------------------------------------------
Homer A. Scott, Jr.

/s/ Sister Thomas Welder                                   Director                      April 14, 2004
----------------------------------------------
Sister Thomas Welder

/s/ John K. Wilson                                         Director                      April 14, 2004
----------------------------------------------
John K. Wilson

                                  EXHIBIT INDEX

    *4(a) Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3(a) to Amendment No. 1 to Registration Statement on Form S-3, on June 13, 2003 in Registration No. 333-104150.

    *4(b) By-laws of the Company, as amended to date, filed as Exhibit 3.3 to Amendment No. 2 to Form 8-A/A on March 10, 2003 in File No. 1-3480.

    *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A. (now, Wells Fargo Bank, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998 in File No. 1-3480.

    *4(d) Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, dated as of November 12, 1998, filed as Exhibit 4(e) to the Annual Report on Form 10-K for the year ended December 31, 2003, on February 27, 2004 in File No. 1-3480.

    *4(e) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and the Forty-sixth through Fiftieth Supplements thereto, between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) to Form S-3, on July 29, 1993 in Registration No. 33-66682; as Exhibits 4(e), 4(f) and 4(g) to Form S-8, on October 29, 1992 in Registration No. 33-53896; Exhibit 4(c)(i) to Form S-3, on November 7, 2000 in Registration No. 333-49472; and
          Exhibit 4(e) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

    *4(f) Indenture, dated as of December 15, 2003, between the Company and The
          Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

    *4(g) Officer's Certificate, dated as of December 23, 2003, establishing the
          Form and Certain Terms of the 5.98% Senior Notes due 2033, filed as
          Exhibit 4(g) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

    5(a)  Opinion of Paul K. Sandness, Esq., General Counsel to the Company.

    5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company.

    23(a) Consent of Deloitte & Touche LLP.

    23(b) Consent of Paul K. Sandness, Esq. (contained in opinion filed as
          Exhibit 5(a) hereto).

    23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in opinion filed as Exhibit 5(b) hereto).

    24    Power of Attorney (see signature pages).

----------------
*Incorporated herein by reference as indicated.

                                  EXHIBIT 5(a)

                                                                    Exhibit 5(a)

                             Paul K. Sandness, Esq.
                          General Counsel and Secretary
                            MDU Resources Group, Inc.
                               Schuchart Building
                      918 East Divide Avenue, P.O. Box 5650
                        Bismarck, North Dakota 58506-5650



                                                   April 15, 2004



MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

     I am General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company"). This opinion is being rendered in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended, (the "Securities Act"), for the registration of 6,000,000 shares of its common stock, par value $1.00 per share (the "Stock"), and the preference share purchase rights attached thereto (the "Rights"), for offer and sale in connection with the MDU Resources Group, Inc. 1997 Executive Long-Term Incentive Plan.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to which the Rights were created, (iii) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iv) resolutions of the Board of Directors of the Company, dated February 15, 2001, and February 12, 2004, authorizing the issuance of the Stock and (v) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

     Based upon the foregoing, subject to the limitations and qualifications contained in this opinion, I am of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Delaware.

     2. The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

     3. When the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming shall have issued orders authorizing the issuance and sale of the Stock, and provided that such orders remain in full force and effect and have not been amended, rescinded or repealed, upon issuance and delivery of the Stock and the receipt by the Company of the consideration therefor, as set forth in the Plan, the Stock will be validly issued, fully paid and non-assessable.

     4. The issuance of the Rights has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Rights Agreement, the Rights will be legally issued and binding obligations of the Company.

     Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Paul K. Sandness

                                                Paul K. Sandness
                                                General Counsel and
                                                  Secretary

                                  EXHIBIT 5(b)

                                                                    Exhibit 5(b)

                         LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
       A limited liability partnership including professional corporations

                              125 West 55th Street
                             New York, NY 10019-5389



                                                   April 14, 2004



MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

     We are acting as counsel for MDU Resources Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-8 (the "Registration Statement") for the registration of 6,000,000 shares of the Company's common stock, par value $1.00 per share (the "Stock"), and the preference share purchase rights attached thereto (the "Rights"), to be issued and sold pursuant to the Company's 1997 Executive Long-Term Incentive Plan (the "Plan").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to which the Rights were created, (iii) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iv) resolutions of the Board of Directors of the Company, dated February 15, 2001, and February 12, 2004, authorizing the issuance of the Stock and (v) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Rights Agreement, resolutions, instruments, certificates, records and documents. We have also assumed the regularity of all corporate procedures.

     Based upon the foregoing, and subject to the limitations and qualifications contained in this opinion, we are of the opinion that:

     1. The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

     2. When the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming shall have issued orders authorizing the issuance and sale of the Stock, and provided that such orders remain in full force and effect and have not been amended, rescinded or repealed, the Stock will be validly issued, fully paid and non-assessable when the Stock shall have been issued, sold and delivered for the consideration contemplated in the Plan.

     3. The issuance of the Rights has been validly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Rights Agreement, the Rights will be legally issued and binding obligations of the Company.

     We express no opinion with respect to any laws other than the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, and the federal laws of the United States.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                  EXHIBIT 23(a)

                                                                   Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of MDU Resources Group, Inc. on Form S-8 of our report dated February 17, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the application of procedures relating to certain adjustments, disclosures, and reclassifications of consolidated financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such adjustments, disclosures, and reclassifications, specifically as it relates to adjustments resulting from the Company's October 29, 2003 stock split as described in Note 11; disclosures related to the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, as described in Note 3; reclassifications resulting in additional disclosures of revenues and operations and maintenance expenses in the consolidated financial statements as described in Note 1; and disclosures related to the Company's adoption of SFAS No. 143, Asset Retirement Obligations, as described in Note 9 to the consolidated financial statements; and an explanatory paragraph concerning the Company's changes in accounting for asset retirement obligations and goodwill) appearing in the Annual Report on Form 10-K of MDU Resources Group, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.



Deloitte & Touche LLP
Minneapolis, Minnesota
April 15, 2004